As filed with the Securities and Exchange Commission on June 3, 2022
Registration No. 333-
  ______________________________________________________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SUPER MICRO COMPUTER, INC.
 (Exact name of registrant as specified in its charter)

Delaware	77-0353939
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

980 Rock Avenue
San Jose, California 95131
(408) 503-8000
(Address of principal executive offices)

SUPER MICRO COMPUTER, INC. 2020 EQUITY AND INCENTIVE COMPENSATION PLAN
(Full title of the plan)

Charles Liang
President, Chief Executive Officer and Chairman of the Board
980 Rock Avenue
San Jose, California 95131
(408) 503-8000
(Name, address and telephone number of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

EXPLANATORY NOTE

Super Micro Computer, Inc. (the “Registrant”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 2,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), under the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan (the “Plan”). The Plan is an amendment and restatement, effective May 18, 2022, of the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan, for which a previously filed registration statement on Form S-8 is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-239218) filed by the Registrant on June 16, 2020, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

a.The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2021 (Commission File No. 001-33383), filed August 27, 2021;

b.The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2021, December 31, 2021 and March 31, 2022 (Commission File No. 001-33383), filed November 5, 2021, February 4, 2022 and May 6, 2022, respectively;

c.The Registrant’s Current Reports on Form 8-K (Commission File No. 001-33383) filed July 26, 2021, September 17, 2021, October 4, 2021, October 12, 2021, November 12, 2021, December 21, 2021, January 13, 2022, March 4, 2022, March 16, 2022, March 31, 2022, April 6, 2022; April 28, 2022; May 19, 2022; and May 23, 2022; and

d.The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed March 27, 2007 (Commission File No. 001-33383), as updated by the description of the Class A Common contained in Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2019 (Commission File No. 001-33383), and as amended by any subsequently filed amendments and reports updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of Super Micro Computer, Inc. (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-138370), declared effective by the Securities and Exchange Commission on March 28, 2007)

4.2
Amended and Restated Bylaws of Super Micro Computer, Inc. (incorporated by reference to Exhibit 3.4 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-138370), declared effective by the Securities and Exchange Commission on March 28, 2007)

4.3
Specimen Stock Certificate for Shares of Common Stock of Super Micro Computer, Inc. (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-138370), declared effective by the Securities and Exchange Commission on March 28, 2007)

5.1	Opinion of Jones Day
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Jones Day (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1
Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan, amended and restated effective May 18, 2022 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33383), filed on May 19, 2022)

107	Calculation of Filing Fee Tables

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on this 3rd day of June 2022.

SUPER MICRO COMPUTER, INC.

By:	/s/ Charles Liang
Name: Charles Liang Title: President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Liang and Kevin Bauer, and each of them, as their true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Liang	President, Chief Executive Officer and	June 3, 2022
Charles Liang	Chairman of the Board (Principal Executive Officer)

/s/ David Weigand	Senior Vice President, Chief Financial	June 3, 2022
David Weigand	Officer (Principal Financial and Accounting Officer)

/s/ Sara Liu	Director	June 3, 2022
Sara Liu

/s/ Daniel W. Fairfax	Director	June 3, 2022
Daniel W. Fairfax

/s/ Sherman Tuan	Director	June 3, 2022
Sherman Tuan

/s/ Shiu Leung (Fred) Chan	Director	June 3, 2022
Shiu Leung (Fred) Chan

/s/ Tally Liu	Director	June 3, 2022
Tally Liu

/s/ Judy Lin	Director	June 3, 2022
Judy Lin